Exhibit 10.4

THIS LEASE made this 1st day of February, 2009.

BETWEEN;
Con, Margaret and Michael Shenher, of the City of Regina, in the Province of Saskatchewan (hereinafter called the "Landlord")

OF THE FIRST PART

AND

General Bio Energy Inc., of the City of Regina, in the Province of Saskatchewan (hereinafter called the "Tenant")

OF THE SECOND PART

LEASE

WHEREAS the Landlord is the owner of the following lands and premises described as 1620McAra Street, Regina, Saskatchewan and legally described as:

Plan: 72R03495 Block: X Lot: EX. S. 258' MTO 91R39043 ; PER COT 96R28008, in the City of Regina, in the Province of Saskatchewan, in the Dominion of Canada, according to a Plan of Record No. F 4996.  Minerals excluded. (the" Lands")

Upon which are erected buildings.

AND WHEREAS the Tenant wishes to lease approximately 8800 square feet of the lands and premises more particularly described and shown on the plan attached hereto as Schedule" A" (hereinafter referred to as "the premises")

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.             PREMISES

1.1.
In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant, the Landlord doth demise andlease unto the Tenant the premises hereinbefore described.

2.             TERM AND RENT

2.1.
TO HAVE AND TO HOLD the premises for a period commencing on the 1st day of February 2009, and being fully ended and completed on the 31st day of January, 2011, (hereinafter referred to as "The Term") at an annual rent of $42000.00 plus G.S.T. payable in advance, on the first day of each and every month, during the term thereof in equal monthly installments of $3500.00 plus G.S.T.

2.2
PROVIDED that there shall be no default by the Tenant under the terms and conditions of this lease, the Tenant shall have the option to be exercised upon giving written notice to the Landlord, not earlier than twelve (12) months nor later than six (6) months prior to the expiration of the term thereof, to renew the lease for an additional five (5) year term, such renewal terms to be upon the same terms and conditions as are set forth in the lease, except for payment of rent which shall be negotiated and agreed upon between the Landlord and the Tenant for such renewal term and except for any additional renewal terms which shall be negotiated and agreed upon between the Landlord and Tenant.

2.3.
The Tenant acknowledges with the Landlord that the rental provided for herein shall be a triple net lease (absolute net) with all expenses in connection with the demised premises being born by the Tenant, save and except for any items of depreciation upon the building or any chattel or matters appurtenant thereto, any income taxes payable by the Landlord, together with any interest payable by the Landlord on monies borrowed to purchase the demised premises. For greater certainty, but not so as to restrict the generality of the foregoing, the Tenant shall pay the Landlord as additional rental, the money and other charges, costs and expenses herein provided to be paid by the Tenant at the times when they become payable.

3.             PAYMENT OF RENT

3.1
The Tenant will pay the rent to the Landlord without notice or demand and without any deductions, setoff or abatement whatsoever and all rent payable to the Landlord shall bear interest at the rate of 18% per annum from the date upon which it became payable by the Tenant until paid.

4.             ASSIGNMENT AND SUBLETTING

4.1
The Tenant shall not assign or sublet all or any portion of the demised premises without first having obtained the written consent of the Landlord, which consent shall not be unreasonably withheld, but no assignment or sublease shall in anymanner relieve or release the Tenant from its obligations hereunder. Within thirty days of the Landlord becoming aware of an unauthorized assignment or subletting, the Landlord at its option may elect by notice in writing to the Tenant to terminate the lease.

5.             MANNER OF USE

5.1
The demised premises shall be used by the Tenant for its lawful business purposes only as an industrial complex to manufacture produce and distribute bio-diesel and or anything related thereto, and the Tenant shall not at any time use, exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the demised premises or the lands or any part thereof, any noxious or offensive act, trade, business, occupation or calling and shall not suffer or permit any act, matter or thing whatsoever at any time during the term hereof, to be done in or upon the demised premises or the lands or any part thereof, which shall or may be or grow to be an annoyance, nuisance, grievance or cause damage or disturbance to persons occupying the building or to the owners of the adjoining lands or property.

5.2.
The Tenant shall at all times and in all respects in regard to the demised premises and the lands strictly conform to all bylaws of the City of Regina and all legal requirements whatsoever relating to the use or occupation of the land or demised premises or the business carried on thereon or therein, whether imposed by Municipal, Provincial or Dominion authority or otherwise.

5.3.
The Tenant shall not do, suffer, omit or permit anything to be done or omitted upon the demised premises or the lands, which shall cause theinsurance upon the demised premises to be cancelled or the rate of insurance upon the demised premises or the building to be increased. If the rate of insurance on the building or the demised premises shall be increased by reason of the use made of the demised premises or by reason of anything done or omitted, suffered or permitted to be done or omitted by the Tenant or by anyone permitted by the Tenant to be upon the demised premises, the Tenant will pay to the Landlord the amount of such increase forthwith upon demand therefore.

6.             TENANT'S DIRECT COSTS

6.1.	The Tenant shall pay and discharge as and when the same become due and payable:

(a)   all business and other taxes, charges, duties, rates, license fees andassessment levied in respect of the Tenant's occupancy of the lands and demised premises or in respect of the personal property or business of theTenant thereon;

(b)   all costs, charges and expenses for water, light, power, gas, air conditioning, telephone, waste removal, and all other utilities or services supplied to or used in or about the demised premises;

(c)   all costs, charges and expenses incurred or payable for the maintenance or repair of the demised premises;

(d)   except as hereinafter provided, all accounts for labour or material done or supplied for improvements, installations, partitions and fixtures, maintenance and repairs or other work done by the Tenant in or on the demised premises; and,

(e)   the cost of all insurance to be maintained by the Tenant pursuant to the provision hereof.

7.             TENANT'S APPORTIONED COSTS

7.1	The Tenant shall pay to the Landlord, as additional rent, the Tenant's proportionate share, being 100% of all costs, charges or expenses incurred, paid or payable for in respect of:

(a)   municipal, property, local improvement or school taxes, upon the building and lands or other property of the Landlord of which the demised property are a part, and any special tax or other tax (other than income or estate tax, or succession duties) imposed or levied on the said property at any time during the term hereof:

(b)   water, light and power, gas, waste removal and all other utilities or services supplied to or provided for the building if and to the extent that such utilities or services are provided or supplied for the use or benefit of the Tenant in common with other Tenants of the building;

(c)   the repair and maintenance of the parking and access areas adjacent to the building and situate upon the lands; the removal of snow or ice from the building or from the parking, loading or access areas of the lands and adjacent to the building and situate upon the lands, or from the sidewalks adjacent to the lands;

(d)   repair and maintenance of the heating and air condition systems.

(e)   the maintenance and upkeep of the common signage situate upon or adjacent to the lands;

(f)   repairs or maintenance of the exterior and structure of the building, including roof, columns, beams, joists, exterior and interior walls, floor slab, footings and foundations caused by neglect on the part of the Tenants except to the extent that the repairs and maintenance thereof are covered by the Landlord's or builder's warranties;

(g)   all insurance now or hereafter maintained by the Landlord upon, or in respect of the building or the demised premises including rent interruption insurance; and,

(h)   the maintenance or repair of the common areas of the building; together with the Tenant's proportionate share of all accounts, liabilities, charges or expenses (except accounts, liabilities, charges or expensespayable by the Landlord for the income, estate or excise taxes and financing costs) payable by the Landlord in respect of the lands, the building or the demised premises and a fee of 10% of the total of all the aforementioned costs in respect of administrative, supervisory, and accounting services rendered by the Landlord, so that the Landlord shall receive the minimum monthly rent payable hereunder free of all  deductions.

8.             INDEMNITY

8.1
The Landlord shall not be responsible in any way for any injury to any person or for any loss of or damage to any property belonging to the Tenant or to employees, invitees or licensees of the Tenant while such person or property is in, on or about the building, the lands or the demised premises including, without limiting the foregoing, any loss or damage to any property caused by theft or breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the building or any adjacent or neighboring lands or from the water, steam or drainage pipes or plumbing works thereof or from any other place or quarter or from any loss or damage caused by or attributable to the condition or arrangements of any mechanical, plumbing, heating, electrical or other wiring or for any loss whatsoever of the Tenant with respect to the demised premises and the business of the Tenant carried on therein, and the Tenant shall indemnify and save the Landlord harmless of, from and against any and all loss, costs, claims or demands in respect of any injuries, loss or damage referred to in this Article 8.

9.             INSURANCE

9.1.
The Tenant shall take out and keep in force during the term hereof general public liability insurance on an occurrence basis with respect to the business carried on in or from the demised premises and the use and occupancy thereof by the Tenant in the sum of not less than $2,000,000.00 inclusive, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims as if the Landlord were separately insured thereunder. The Tenant shall furnish to the Landlord, certificates or other satisfactory evidence as to such insurance.

10.           MAINTENANCE AND REPAIR

10.1
The Tenant shall keep the demised premises and, on the termination of this lease, leave the demised premises and the areas adjacent thereto and everything appurtenant thereto in a clean and tidy condition and in good and tenantable repair, reasonable wear and tear and damage by fire, lightning and tempest only excepted. At the termination of his occupancy, the Tenant shall be allowed to remove all trade fixtures.

10.2
The Tenant shall permit the Landlord and its agents to enter upon the demised premises at all reasonable times for the purpose of viewing the condition thereof and the Tenant shall execute forthwith all reasonable repairs and works required to be done by written notice given or on behalf of the Landlord. If the Tenant shall not within 60 days after service of such notice, commence and proceed diligently with the execution of the reasonable repairs and works mentioned in such notice, it shall be lawful for the Landlord to enter upon the demised premises and execute such repairs and works, and the cost thereof shall be forthwith payable by the Tenant and recoverable by the Landlord as rent in arrears.

10.3
The Tenant, upon notice and with consent, not to be unreasonably withheld, shall permit the Landlord or its agent to enter upon the demised premises at any reasonable time and from time to time for the purpose of inspecting and of making repairs, alterations or improvements to the demised premises or to the building, and the Tenant shall not be entitled to compensation for any reasonable inconvenience, nuisance or discomfort occasioned thereby.

10.4
The Tenant shall not permit, suffer or allow any waste or damage, disfiguration or injury to the demised premises or the fixtures and equipment thereof, or permit or suffer any overloading of the floors thereof.

11.           ALTERATIONS AND IMPROVEMENTS

11.1
Should the Tenant desire any alterations from, or additions or improvements to the demised premises, or any portion thereof, the Tenant shall make them at its sole and entire expense and risk, provided however, that the Tenant shall previously submit at its expense to an architect or other expert satisfactory to the Landlord, full written data, plans and other specifications pertaining thereto, and shall previously obtain the specific written consent of the Landlord for such purpose, such consent not to be unreasonably withheld, in addition to all required municipal and other regulatory permits and approvals. Any alterations, additions, improvements or installations when so made shall become the property of the Landlord, and shall not be removed without the written consent of the Landlord. Should it be necessary for the Landlord to restore the demised premises to their original condition, any amount spent by the Landlord in so doing shall be recoverable from the Tenant.

12.           SIGNS

12.1
The Tenant shall not without having first obtained the written consent of the Landlord, which consent shall not be unreasonably withheld, erect, paint, display, maintain, alter, change or remove existing signs on the exterior or interior of the walls or on the roof of the building. Any signs of the Tenant shall be dignified in appearance and shall comply with the lawful requirements of municipal and governmental authorities. Any signs installed by the Tenant shall remain the property of the Tenant and shall be removed by it upon the termination of this lease, and upon the removal of any such signs the demised premises and the building shall be restored to their original condition except for reasonable wear and tear.

12.2
Notwithstanding the foregoing, the Tenant shall be entitled to utilize the existing hardware for fascia signage affixed to the exterior of the demised premises, provided however, that if the Tenant notifies the Landlord in writing within 30 days of the date hereof that it does not desire to utilize such existing hardware, the Landlord shall at its expense, remove such hardware.

13.           INSPECTION

13.1
The Tenant shall at the request of the Landlord allow such person or persons as may wish to inspect the demised premises to visit and inspect the same at all reasonable hours and shall also permit notice of letting, sale or other notices to be put up in a conspicuous place on the demised premises and will not deface or remove or allow the said notice to be defaced or removed.

14.           GLASS

14.1	The Tenant shall replace immediately any damaged plate or other glass in the windows or doors of the demised premises and in the event that any such plate or other glass is replaced by the

Landlord, the Tenant shall pay to the Landlord forthwith on demand the cost of replacing such plate or other glass.

15.           ACCEPTANCE

15.1
The Tenant acknowledges that the Landlord does not in any way warrant the condition or sufficiency of the demised premises, its suitability for its intended or any use, or any of its facilities except that the Landlord shall maintain the heating and air conditioning and the electrical system provided by the Landlord in operating condition for a period of six months following the commencement of the term hereof, subject to the Tenant providing proper day-to-day maintenance and subject to the Tenant not making any alterations or otherwise damaging such systems during such six month period. Any warranties relating to the electrical heating and air conditioning will be made available to the Tenant. The Tenant by taking possession of the demised premises shall be conclusively deemed to have examined the demised premises and to have found them in order and such taking of possession shall be conclusive evidence against the Tenant that when possession was taken the demised premises were in good, tenantable and satisfactory condition.

16.           DAMAGE TO PREMISES

16.1	If the demised premises are damaged by fire or other casualty insured against by the Landlord so as to render the demised premises partially or wholly unfit for occupancy:

(a)   if, in the opinion of the Landlord, the damage cannot be reasonably be repaired within 180 days after the date thereof, the Landlord may terminate this lease as of the said date by notice to the Tenant given within 45 days after such damage, and in that case the Tenant shall immediately surrender the demised premises to the Landlord and shall pay all rent accrued to the date and damage occurred, but shall not be entitled to any damages or compensation; or,

(b)   if, in the opinion of the Landlord, the damage can reasonably be repaired within 180 days after the date thereof, or if the Landlord shall not have given notice of termination pursuant to the provisions of Clause (a), the Landlord shall forthwith commence and carry out with due diligence the repair thereof, and this lease shall continue in full force and effect save that the rent hereby reserved shall abate proportionately, having regard to such part of the demised premises as has been rendered unfit for occupancy until the repairs have been completed.

(c)   in the event that the Tenant is unable to occupy the premises because of fire or other casualty, the term of the lease will be extended for the period in which the Tenant has been unable to occupy the premises.

17.           DEFAULT

17.1
In the event that default is made in payment of rent or any part thereof and such default continues for 30 days after the due date for payment of same, or in the case of non-observance or non-performance on the part of the Tenant of any covenant, condition, restriction, or stipulation herein contained or implied, which ought to be observed or performed by the Tenant and which has not been expressly waived in writing by the Landlord and which continues for 30 days after notice of such non'-observance or non-performance is given, the Landlord may, at its option, cancel this lease by written notice to the Tenant, and, in such case, all rights and interests hereby created or then existing in favour of the Tenant or derived under this lease shall thereupon cease and determine and the Landlord may re-enter into and upon the demised premises and to have again, re possess and enjoy the same as of its former estate, anything herein to the contrary and notwithstanding, provided however, that in the case of such cancellation and re-entry, the Tenant shall continue to be liable to pay and the Landlord shall have the same remedy for the recovery of any rent then due or accruing due as if this lease had not been cancelled but remained in full force and effect, and further that any right of action of the Landlord against the Tenant in respect of any antecedent breach of any of the provisions hereof shall not thereby be prejudiced.

18.           OVER-HOLDING

18.1
If the Tenant shall continue to occupy the demised premises after the expiration of this lease with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly tenant at one hundred and twenty percent (120%) of the minimum monthly rent herein provided for, and on all other terms and conditions herein set forth except as to length of tenancy and the amount of minimum monthly rent.

19.           BANKRUPTCY OR SEIZURE

19.1
If without the written consent of the Landlord the demised premises shall remain vacant or not used for a period of 15 days or be used by any person other than the Tenant or for any other purpose than that for which the same were let, or in case the term hereof, or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by any creditor of the Tenant, or the Tenant shall make an assignment for the benefit of creditors or any bulk sales of bankrupt or insolvent or take the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or if any order shall be made for the winding up of the Tenant, then, in any such case, this lease shall, at the option of the Landlord, cease and determine and the lease shall immediately become forfeited and void and then the minimum monthly rent and additional rent and the next ensuing three months minimum monthly rent and additional rent shall immediately become due and payable and the Landlord may re-enter and take possession of the demised premises as though the Tenant or other occupant or occupants of the demised premises was or were holding-over after the expiration of the term without any right whatever.

20.           RIGHT OF RE-ENTRY

20.1
Upon the Landlord becoming entitled to re-enter upon the demised premises under any of the provisions of this lease, the Landlord, in addition to all other rights, shall have the right to enter the demised premises as the agent of the Tenant, either by force or otherwise, without being liable for any prosecution therefore and to re-let the demised premises as the agent of the Tenant, and to receive the rent therefore, and as the agent of the Tenant, to take possession of any furniture and fixtures or other property on the demised premises and to sell the same according to the Distress Act and/or the Landlord and Tenant Act of the rent payable under this lease, and the Tenant shall be liable to the Landlord for the deficiency, if any.

21.           RIGHT TO DISTRAIN

21.1
In the event that the Tenant should neglect, refuse or omit to perform any of its obligations hereunder and if such obligation require the payment of money, supply of materials or the performance of services, the Landlord may, at its option and after having given the Tenant 10 days notice of its intention so to do, pay the money, supply the materials or perform the services, and the cost to the Landlord of so doing plus an administration charge of 20% of such cost shall be recoverable by the Landlord from the Tenant forthwith upon the Landlord giving notice to the Tenant of the amount thereof.

21.2         The amount referred to in the next preceding paragraph or any rent, or interestthereon, payable by the Tenant shall be recoverable by all remedies available to a Landlord for the recovery of rent in arrears.

22.           QUIET POSSESSION

22.1
Upon the Tenant paying the rent and performing and observing the terms, covenants and conditions herein, and subject to the provisions of this lease, the Tenant shall and may peaceably and quietly enjoy the demised premises for the term hereby granted without any interruption, hindrance or disturbance by the Landlord, or any other person or persons claiming under it.

23.           STRUCTURAL REPAIRS

23.1
The Landlord shall be responsible for the repair and maintenance of the exterior and structure of the building, including roof, columns, beams, joists, exterior and interior walls, floor slabs, footings and foundations; PROVIDED that the Tenant shall be responsible for its proportionate share of the costs incurred by the Landlord in so doing. Repairs and maintenance is agreed to be those expenditures that for any single occurrence are less than $2,000.00.

24.           NOTICE TO LANDLORD

24.1
The Tenant shall cause the Landlord to be notified immediately upon the Tenant becoming aware of any defect in the demised premises or the building or any other condition, which may cause injury to the demised premises, and the Tenant, may serve up on the Landlord a notice in writing advising of any defect.

25.           IMPOSSIBILITY OF PERFORMANCE

25. 1
Whenever and to the extent that the Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder, in respect of the supply of provisions of any service or utility of the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfill such obligation or by reason of any statute, law or order in councilor any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board of any governmental department or officer or other authority, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord shall be relieved from the fulfillment of such obligation and the Tenant shall not be entitled to compensation for any loss, damage, inconvenience, nuisance or discomfort thereby occasioned.

26.           LIMITATION OF LANDLORD LIABILITY

26.1
Notwithstanding anything herein contained, there shall be no abatement from or reduction of the rent due hereunder, nor shall the Tenant be entitled to damages, costs, losses, expenses, therefore, on account of partial or total failure of electric power, water, plumbing, sewage, or any other service, nor on account of the making of alterations, repairs, improvements or structural changes to the building, or anything or service therein or thereon or contiguous thereto, provided the same shall be made with reasonable expedition.

27.           EXPROPRIATION

27.1
If at any time during the term of this lease, the whole or a portion of the building (whether or not including the demised premises) are expropriated by right or exercise of any competent authority of powers of expropriation, the parties hereto shall each be entitled to separately advance their claims for compensation for the loss of their respective interest in the demised premises and shall be entitled to receive and obtain such compensation as may be awarded to each respectively. If an award of compensation made to the Landlord specifically includes an award for the Tenant, the

Landlord will account therefore to the Tenant and if an award of compensation made to the Tenant specifically includes an award for the Landlord, the Tenant will account therefore to the Landlord. Upon termination of the lease by expropriation or other operation of law, the Tenant will forthwith pay the Landlord the rent and all other charges, which may be due to the Landlord up to the date of such termination. The Tenant will have no claim upon the Landlord for the value of its property expropriated or the unexpired term of this lease, or for any other damages, costs, losses or expenses whatsoever. The Landlord and the Tenant agree to co-operate with the other in respect of any expropriate of all or any part of the demised premises or the building, so that each may receive themaximum award in the case of any expropriation to which they are respectively entitled in law. In the event that any portion or portions of the building other than the demised premises shall be expropriated as aforesaid, then the full proceeds accruing therefrom or awarded as a result thereof, will inure to the benefit of and belong to the Landlord.

28.           WAIVER

28.1
No waiver on behalf of the Landlord or any breach of any of the provisions hereof, expressed or implied, shall take effect or be binding upon the Landlord unless the same be in writing under the authority of the Landlord, and any waiver so expressed shall extend only to the particular breach so waived and shall not limit or affect the Landlord's rights with respect to any other or future breach. All rights and remedies of the Landlord hereunder shall be deemed cumulative and not alternative.

29.           SUBORDINATION

29.1
Upon request of the Landlord, the Tenant will postpone and subordinate its rights hereunder to any mortgage or mortgages, charges, leases on sale and lease back transactions, deeds of trust or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the building; and to all advances made or hereafter in force against the building; and to all advances made or hereafter to be made upon the security thereof No subordination by the Tenant shall have the effect of permitting the holder of any mortgage, lien or other security to disturb the occupation and possession by the Tenant of the demised premises, provided that the Tenant shall perform all of the terms, covenants and agreements contained in this lease.

30.           TIME OF ESSENCE

30.1         Time shall be of the essence of this lease.

31.           NOTICES

31.1
Any notice, request or demand herein provided for or contemplated shall be in writing and sufficiently given if personally served upon the party for whom such notice was intended or if mailed by registered mail postage prepaid addressed, in the case of the Landlord to it at:

Conrad Shenher
8503 Wascana Gardens Road
Regina, Saskatchewan

and in the case of the Tenant, to it at:

General Bio Energy Inc.
c/o Troy Metz, President
1311 Saskatchewan Drive
Regina, Saskatchewan

31.2	All notices given as aforesaid shall be conclusively deemed to have been given and received by the party to whom such notice was directed, on the first business day (excluding Saturdays and

Sundays), following the day on which such notice was mailed as aforesaid, or on the day which such notice is delivered, posted oraffixed as aforesaid, but if a mail strike, slow down or other labour dispute which might adversely affect the delivery of notice by the mails, is in existence or arises between the time of mailing and the actual receipt of a notice then such notice will only be effective if actually delivered.

31.3	Each party hereto may at any time give notice in writing to the other of any change of address and thereafter, all notices shall be mailed to the new address so notified.

32.           BINDING EFFECT

32.1	This lease and everything herein contained shall extend to, bind and inure to the benefit of the Landlord and the Tenant and their respective administrators, successors, and authorized assigns.

33.           GOVERNING LAW

33.1	This agreement shall be construed in accordance with the laws of the Province of Saskatchewan and any litigation arising here from shall be conducted and carried out in the said province.

34.           COMMON AREAS

34.1
The Tenant shall comply with all such reasonable rules and regulations as may from time to time promulgated by the Landlord and relate to the use by Tenants of the building or the common areas thereof and the parking and areas adjacent thereto. The Tenant and employees, guests, invitees and licensees will park their motor vehicles only in those portions of the parking area on the lands designated by the Landlord.

35.           INTERPRETATION

35.1
Wherever the singular, neuter or gender is used in this lease, the same shall be construed as including the plural, or masculine, feminine, neuter or body corporation where the context or parties hereto so require.

36.           HEADINGS

36.1	The headings herein form no part of this lease and shall be deemed to have been inserted for convenience of reference only.

37.           REGISTRATION

37.1
The Tenant shall have the right to file only a notice of this lease or caveat respecting this lease in the appropriate land titles or land registry office, and will not be entitled to file or register termination of this lease. The Tenant hereby covenants to discharge said caveat immediately upon

38.           ACCEPTANCE

38.1	The Tenant does hereby accept this lease of the demised premises to be held by the Tenant as Tenant and subject to the conditions, restrictions and covenants above set forth.

SIGNED, SEALED AND DELIVERED

in the presence of:

/s/ witness	/s/ Conrad, Margaret, Michael Shenher
Witness	Conrad, Margaret, Michael Shenher

/s/ witness	/s/ Michael Shenher
Witness	President - General Bio Energy Inc.